UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1690082
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

One Riverway, Suite 2100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common Stock, Par Value $.01	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-140385

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $.01 (the “ Common Stock”), of Geokinetics Inc., a Delaware corporation (the “Company”) set forth under the caption “Description of Capital Stock” in Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 140385) filed with the Securities and Exchange Commission on April 27, 2007 is incorporated herein by reference.  The prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933 is incorporated herein by reference.

Item 2. Exhibits.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1**

Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on March 25, 1980 (file no. 000-09268)).

2**	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.2 to Form 10- KSB filed on April 24, 1996 (file no. 000-09268)).

3**

Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on July 14, 1997 (incorporated by reference from Exhibit 3.3 to Form 10-KSB on March 31, 1998 (file no. 000-09268)).

4**

Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 24, 1997 (incorporated by reference from Exhibit 3.4 to Form 10-KSB filed on March 31, 1998 (file no. 000-09268)).

5**

Certificate of Amendment of Certificate of Incorporation of the Company, dated April 29, 2003 (incorporated by reference from Exhibit 3.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 27, 2007 (file No. 333- 140385)).

6**

Certificate of Amendment of Certificate of Incorporation of the Company, dated November 2, 2006. (incorporated by reference from Exhibit 3.7 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 27, 2007 (file No. 333- 140385)).

7**	Form of Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 4 to Form 8-K filed on August 5, 1997. (file no. 000-092680)).

8**	Form of Certificate of Designation of Series B Convertible Preferred Stock, dated September 30, 1997.

9**	Form of Certificate of Designation of Series A Senior Convertible Preferred Stock (incorporated by reference from Exhibit 4.1 to Form 8-K filed on December 6, 2004 (file no. 000-09268)).

10**

Certificate of Designation of Series B Senior Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 8, 2006 (incorporated by reference from Exhibit 10.8 to Form 8-K filed on September 14, 2006 (file no. 000-09268)).

11**

Amended and Restated Revolving Credit, Capex Loan and Security Agreement dated December 15,  2006 by and among PNC Bank, National Association, Geokinetics Inc. and its principal subsidiaries (incorporated by reference from Exhibit 10.4 to Form 8-K filed on December 21, 2006 (file no. 000-09268)).

12**

Indenture, dated as of December 15, 2006, between Geokinetics Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 10.2 to Form 8-K filed on December 21, 2006 (file no. 000-09268)).

13**	Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.5 to Form 10-KSB filed on March 31, 1998 (file no. 000-09268)).

14*	Form of Common Stock Certificate.

*                    filed herewith

**             previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 10, 2007	GEOKINETICS INC.

	By:	/s/ Chin Yu
Chin Yu
Vice President